Exhibit 99.B(h)(4)(i)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED ADMINISTRATION AGREEMENT

between

ING VARIABLE INSURANCE TRUST

and

ING FUNDS SERVICES, LLC

Series	Administrative Fee (as a percentage of average daily net assets)

ING GET U.S. Core Portfolio — Series 5	0.055% on the first $5 billion 0.030% on all assets over $5 billion

ING GET U.S. Core Portfolio — Series 6	0.055% on the first $5 billion 0.030% on all assets over $5 billion

ING GET U.S. Core Portfolio — Series 7	0.055% on the first $5 billion 0.030% on all assets over $5 billion

ING GET U.S. Core Portfolio — Series 8	0.055% on the first $5 billion 0.030% on all assets over $5 billion

ING GET U.S. Core Portfolio — Series 9	0.055% on the first $5 billion 0.030% on all assets over $5 billion

ING GET U.S. Core Portfolio — Series 10	0.055% on the first $5 billion 0.030% on all assets over $5 billion

ING GET U.S. Core Portfolio — Series 11	0.055% on the first $5 billion 0.030% on all assets over $5 billion

ING GET U.S. Core Portfolio — Series 12	0.055% on the first $5 billion 0.030% on all assets over $5 billion

ING GET U.S. Core Portfolio — Series 13	0.055% on the first $5 billion 0.030% on all assets over $5 billion

ING GET U.S. Core Portfolio — Series 14	0.055% on the first $5 billion 0.030% on all assets over $5 billion